SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2005 (June 15, 2005)

Date of Report (Date of Earliest Event Reported)

AMERICAN BUSINESS CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	68-0133692
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

222 Grace Church Street, Suite 300

Port Chester, New York 10573

(Address of principal executive offices) (Zip Code)

(914) 939-5081

(Registrant’s Telephone Number, Including Area Code)

Logistics Management Resources, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant.

On June 15, 2005, the Registrant received a letter from Rosenberg Rich Baker Berman & Company, the independent certified public accountants previously engaged since 2001 as the principal accountants to audit the Registrant’s financial statements (“RRBB”), wherein RRBB advised the Registrant that it was resigning as the Registrant’s independent accountants.

The audit reports of RRBB on the Registrant’s financial statements as of December 31, 2004 and 2003 and for each of the respective years then ended (the “Audit Period”) did not contain any adverse opinion or disclaimer of opinion, and except for a going concern qualification, the same were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Audit Period, the Registrant is not aware of any disagreements with RRBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RRBB, would have caused it to make reference to the subject matter of the disagreements in connection with its report for the year ended December 31, 2004 or which led to RRBB’s resignation.

The Registrant has provided a copy of this disclosure to RRBB and has requested that it furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein, and, if not, stating the respects in which it does not agree. A copy of the letter is attached hereto as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

Item No.	Description
16.1	Letter dated June 15 16, 2005 from Rosenberg Rich Baker Berman & Company

16.2	Letter dated June 20, 2005 to Rosenberg Rich Baker Berman & Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2005

American Business Corporation

By:	/s/ Anthony R. Russo
Name:	Anthony R. Russo
Title:	President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
16.1	Letter dated June 15 16, 2005 from Rosenberg Rich Baker Berman & Company

16.2	Letter dated June 20, 2005 to Rosenberg Rich Baker Berman & Company

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